EXHIBIT 99.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG


                            DESA INTERNATIONAL, INC.,


                             FMI ACQUISITION, INC.,


                          FIREPLACE MANUFACTURERS, INC.


                                       AND


                                     CERTAIN
                                 STOCKHOLDERS OF
                          FIREPLACE MANUFACTURERS, INC.


                            Dated as of May 13, 1998






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                                TABLE OF CONTENTS


ARTICLE 1  THE CLOSING........................................................1
         SECTION 1.1   Closing................................................1
         SECTION 1.2   Deliveries at Closing..................................1

ARTICLE 2  THE ACQUISITION MERGER.............................................1
         SECTION 2.1   Surviving Corporation..................................1
         SECTION 2.2   Effective Time; Conditions.............................2
         SECTION 2.3   Certificate of Incorporation and By-laws. .............2
         SECTION 2.4   Directors and Officers. ...............................3
         SECTION 2.5   Effect on Outstanding Shares...........................3
         SECTION 2.6   Exchange of Certificates. .............................4
         SECTION 2.7   Effect of the Acquisition Merger.......................5
         SECTION 2.8   Additional Actions.....................................6
         SECTION 2.9   Alternative Merger Structure...........................6

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................7
         SECTION 3.1   Organization and Business; Power and
                           Authority; Effect of Transaction...................7
         SECTION 3.2   Financial and Other Information........................9
         SECTION 3.3   Authorized and Outstanding Capital Stock...............9
         SECTION 3.4   Changes in Condition..................................10
         SECTION 3.5   Liabilities...........................................10
         SECTION 3.6   Title to Properties; Leases...........................10
         SECTION 3.7   Inventory.............................................13
         SECTION 3.8   Accounts and Notes Receivable.........................13
         SECTION 3.9   Compliance with Private Authorizations. ..............13
         SECTION 3.10  Compliance with Governmental Authorizations
                        and Applicable Law...................................14
         SECTION 3.11  Intangible Assets; Intellectual Property..............15
         SECTION 3.12  Related Transactions..................................17
         SECTION 3.13  Insurance.............................................17
         SECTION 3.14  Tax Matters...........................................18
         SECTION 3.15  Employee Retirement Income Security Act of
                        1974.................................................19
         SECTION 3.16  Employment Arrangements...............................20
         SECTION 3.17  Material Agreements...................................20
         SECTION 3.18  Ordinary Course of Business...........................21
         SECTION 3.19  Broker or Finder......................................24
         SECTION 3.20  Environmental Matters.................................24
         SECTION 3.21  Books and Records.....................................25
         SECTION 3.22  Customers and Suppliers...............................25
         SECTION 3.23  Officers and Directors................................26
         SECTION 3.24  Bank Accounts.........................................26



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         SECTION 3.25  Anti-takeover Statutes Not Applicable.................26
         SECTION 3.26  Proxy Statement.......................................26
         SECTION 3.27  Opinion of Financial Advisor..........................26
         SECTION 3.28  Litigation............................................26
         SECTION 3.29  Product Warranty......................................26
         SECTION 3.30  Product Liability.....................................27
         SECTION 3.31  Continuing Representations and Warranties.............27
         SECTION 3.32  Disclosure............................................27

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE
            PARENT AND THE MERGER SUBSIDIARY.................................27
         SECTION 4.1   Organization and Business; Power and
                         Authority; Effect of Transaction....................27

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS.................29
         SECTION 5.1   Ownership.............................................29
         SECTION 5.2   Liens.................................................30
         SECTION 5.3   Authorization of Agreement............................30
         SECTION 5.4   No Governmental Consents..............................30
         SECTION 5.5   Information Supplied..................................30

ARTICLE 6  ADDITIONAL COVENANTS..............................................30
         SECTION 6.1   Confidentiality; Access to Information................30
         SECTION 6.2   Approval of Stockholders..............................31
         SECTION 6.3   Agreement to Cooperate................................32
         SECTION 6.4   Notification of Certain Matters.......................33
         SECTION 6.5   Public Announcements..................................33
         SECTION 6.6   Conveyance Taxes......................................33
         SECTION 6.7   No Solicitation. .....................................33
         SECTION 6.8   Environmental Inspections.............................35

ARTICLE 7  CLOSING CONDITIONS................................................35
         SECTION 7.1   Conditions to Each Party's Obligations Under
                        This Agreement.  ....................................35
         SECTION 7.2   Conditions to the Obligations of Parent and
                        the Merger Subsidiary Under This Agreement...........36
         SECTION 7.3   Conditions to the Obligations of the Company
                        and the Stockholders Under This Agreement............38

ARTICLE 8 TERMINATION, AMENDMENT AND WAIVER..................................39
         SECTION 8.1   Termination...........................................39
         SECTION 8.2   Effect of Termination.................................40
         SECTION 8.3   Amendment.............................................40
         SECTION 8.4   Waiver................................................40
         SECTION 8.5   Fees, Expenses and Other Payments.....................40
         SECTION 8.6   Effect of Investigation...............................41

                                      -ii-

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ARTICLE 9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
           INDEMNIFICATION...................................................41
         SECTION 9.1   Effectiveness of Representations, etc.................41
         SECTION 9.2   Indemnification.......................................41
         SECTION 9.3   Procedures Concerning Claims by Third Parties;
                        Payment of Damages; etc..............................43
         SECTION 9.4   Exclusive Remedy......................................45
         SECTION 9.5   Net Recovery..........................................45
         SECTION 9.6   Indemnification of Officers and Directors.............46

ARTICLE 10 GENERAL PROVISIONS................................................46
         SECTION 10.1   Notices..............................................46
         SECTION 10.2   Headings.............................................47
         SECTION 10.3   Severability.........................................47
         SECTION 10.4   Entire Agreement.....................................47
         SECTION 10.5   Assignment...........................................47
         SECTION 10.6   Parties in Interest..................................47
         SECTION 10.7   Governing Law........................................47
         SECTION 10.8   Enforcement of the Agreement.........................47
         SECTION 10.9   Counterparts.........................................48
         SECTION 10.10  Mutual Drafting......................................48
         SECTION 10.11  Disclosure Supplements...............................48

ARTICLE 11 DEFINITIONS.......................................................48


                                      -iii-

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                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 13, 1998 by and among Desa International, Inc., a Delaware corporation (the "Parent"), FMI Acquisition, Inc., a Delaware corporation (the "Buyer" or the "Merger
Subsidiary"), Fireplace Manufacturers, Inc., a California corporation (the "Company"), and the stockholders of the Company who have executed this Agreement (collectively, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the Parties hereto deem it advisable and in their respective best interests to consummate the business combination provided for herein.

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                   THE CLOSING

         SECTION 1.1 Closing. Unless this Agreement shall have been terminated pursuant to Article 8 hereof, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article 7, the closing of the Acquisition Merger (the "Closing") will take place on the Closing Date at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Parties.

         SECTION 1.2 Deliveries at Closing. Subject to the provisions of Articles 7 and 8, at the Closing there shall be delivered by the Parent and the Company the opinions, certificates and other documents and instruments required then to be delivered pursuant to Articles 2 and 7 hereof.


                                    ARTICLE 2

                             THE ACQUISITION MERGER

         SECTION 2.1 Surviving Corporation. Unless the Parent shall have duly elected the Alternative Merger Structure pursuant to Section 2.9, in accordance with this Agreement, Section 252 of the DGCL and Section 1108 of the CGCL, at the Effective Time, (i) the Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of the Merger Subsidiary shall cease; (ii) the Company shall be the surviving corporation in such merger


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and  shall  continue  its  corporate  existence  under  the laws of the State of
California; and (iii) the name of the Surviving Corporation shall be "Fireplace Manufacturers, Inc." If the Parent shall have duly elected the Alternative Merger Structure pursuant to Section 2.9, in accordance with this Agreement,
Section 252 of the DGCL and Section 1108 of the CGCL, at the Effective Time, (i) the Company shall be merged with and into the Parent and the separate corporate existence of the Company shall cease; (ii) the Parent shall be the surviving corporation in such merger and shall continue its corporate existence under the laws of the State of Delaware; and (iii) the name of the Surviving Corporation shall be "DESA International, Inc." The two merging corporations pursuant to this Section 2.1, pursuant to the Alternative Merger Structure or not as the case may be, are sometimes collectively referred to herein as the "Constituent Corporations". The merger transaction referred to in this Section 2.1, pursuant to the Alternative Merger Structure or not as the case may be, is referred herein to as the "Acquisition Merger". The corporation which survives in the Acquisition Merger, pursuant to the Alternative Merger Structure or not as the case may be, is referred to herein as the "Surviving Corporation".

         SECTION 2.2 Effective Time; Conditions. If all of the conditions precedent set forth in Article 7 hereof have been satisfied or waived (to the extent permitted hereby and by law), and this Agreement has not otherwise been properly terminated under Article 8 hereof, (a) the appropriate form of certificate of merger with respect to the Acquisition Merger shall be prepared by the Constituent Corporations (as applicable to the form of Acquisition Merger) and filed and recorded pursuant to Section 252 of the DGCL with the Delaware Secretary of State (as so filed and recorded, the "Certificate of Merger") and (b) a certified copy or counterpart of this Agreement and the officers' certificates of the Constituent Corporations (as applicable to the form of Acquisition Merger) as required by Section 1108 of the CGCL shall be prepared and filed pursuant to said Section 1108 with the California Secretary of State (as so filed and recorded, the "Articles of Merger"). The Acquisition Merger shall become effective at, and the Effective Time shall be, the time specified in the Certificate of Merger and the Articles of Merger.

         SECTION 2.3 Certificate of Incorporation and By-laws. Except in the case of the Alternative Merger Structure, the Articles of Incorporation and the By-Laws of the Company as in effect on the date hereof shall be the Articles of Incorporation and the By-laws of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's Articles of Incorporation and By-Laws until amended as provided therein or by applicable law. In the case of the Alternative Merger Structure, the Certificate of Incorporation and the By-Laws of the Parent as in effect on the date hereof shall be the Certificate of Incorporation and the By-laws of the Surviving Corporation and shall thereafter continue to be the Surviving Corporation's Certificate of Incorporation and By-Laws until amended as provided therein or by applicable law.

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         SECTION  2.4  Directors  and  Officers.  Except  in  the  case  of  the
Alternative  Merger  Structure,  the  directors  and  officers of the  Surviving
Corporation shall be the directors and officers of the Merger Subsidiary immediately prior to the Effective Time and each such director and officer shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. In the case of the Alternative Merger Structure, the directors and officers of the Surviving Corporation shall be the directors and officers of the Parent immediately prior to the Effective Time and each such director and officer shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         SECTION 2.5 Effect on Outstanding Shares.

                  A. Company Common Stock. By virtue of the Acquisition Merger, whether or not consummated pursuant to the Alternative Merger Structure, automatically and without any action on the part of the holder thereof, each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any such shares held as treasury stock by the Company, and (ii) shares as to which dissenters' rights have been demanded and not forfeited under Chapter 13 of the CGCL, and (iii) shares owned by the Parent as provided in Section 2.5(C) below) shall become and be converted into the right to receive the Consideration Per Share. Each such share of Company Common Stock, when so converted, shall no longer be outstanding and shall be automatically retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Consideration Per Share for each such share pursuant to this Section 2.5(A) upon the surrender of such certificate.

                  B. The Merger Subsidiary Common Stock. Except in the case of Parent's election of the Alternative Merger Structure, each share of the Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall be converted as of the Effective Time into one share of common stock, $1.00 par value per share, of the Surviving Corporation. In the case of Parent's election of the Alternative Merger Structure, each share of Parent's Common Stock, $.01 par value per share, immediately prior to the Effective Time shall continue to be one share of the Surviving Corporation's Common Stock.

                  C. Cancellation of Company Common Stock Owned by Parent. At the Effective Time, all shares of the Company Common Stock that are owned by Parent will be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  D. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective time and held by a holder who has not voted in favor of the Acquisition Merger or

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consented  thereto in writing and who has demanded  appraisal for such shares of
Company Common Stock in accordance with Chapter 13 of the CGCL, if such Chapter provides for appraisal rights for such shares in the Acquisition Merger ("Dissenting Shares"), shall not be converted into the right to receive the Consideration Per Share as provided in Section 2.5(A), unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the CGCL. If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted into the right to receive the Consideration Per Share to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands.

         SECTION 2.6 Exchange of Certificates.

                  A. Exchange Agent. At the Closing, Parent will enter into an Exchange Agreement (the "Exchange Agreement") with a bank or trust company mutually acceptable to Parent and the Company (the "Exchange Agent"). As of the Effective Time, Parent will deposit with the Exchange Agent pursuant to the Exchange Agreement, for the benefit of the shareholders of the Company Common Stock, for exchange in accordance with this Article 2 and the Exchange Agreement, the Merger Consideration to be disbursed pursuant to this Article 2 and the Exchange Agreement in exchange for outstanding shares of the Company Common Stock. All deposits with the Exchange Agent pursuant to this Section 2.6(A) are referred to herein as the "Exchange Fund."

                  B. Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (individually, a "Certificate" and collectively, the "Certificates") whose shares were each converted pursuant to Section 2.5 into the right to receive the Consideration Per Share for each such share (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for any of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, promptly upon surrender of such Certificate, the Consideration Per Share in cash for each share of Company Common Stock represented by such Certificate. In no event

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will the holder of any such  Certificate be entitled to receive  interest on the
Merger Consideration. Until surrendered as contemplated by this Section 2.6(B), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the Consideration Per Share in cash for each share of Company Common Stock represented by such Certificate.

         In the event that any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if Parent shall reasonably conclude that such affidavit does not adequately protect Parent or the Surviving Corporation, upon the posting by such person of a bond in such amount as Parent or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against either of them with respect to such Certificate, the Exchange Agent will distribute, as provided in this Section 2.6(B), in respect of such lost, stolen or destroyed Certificate the Consideration Per Share for each share of Company Common Stock represented by such lost, stolen or destroyed Certificate.

                  C. Termination of Exchange Fund. Upon the expiration of the term of the Exchange Agreement, any potion of the Exchange Fund which remains undistributed to the holders of Company Common Stock shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not previously complied with this Section 2.6 shall thereafter look only to Parent for payment of their claim for any of the Merger Consideration.

                  D. Closing of Stock Transfer Books. The stock transfer books of the Company shall be closed as of the close of business on the first business day immediately preceding the Closing Date, and thereafter there shall be no further registration of transfers on the stock transfer books of the Company or the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to such time. If, after such time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.6(D).

                  E. No Liability. Neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.7 Effect of the Acquisition Merger.

                  A. At the Effective Time, all of the estate, property, rights, privileges, powers and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving

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Corporation,  without further act or deed, and all claims, demands, property and other interest shall be the property of the Surviving Corporation, and the title to all real estate vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Acquisition Merger, but shall be vested in the Surviving Corporation.

                  B. From and after the Effective Time, the rights of creditors of any Constituent Corporation shall not in any manner be impaired, nor shall any liability or obligation, including taxes due or to become due, or any claim or demand in any cause existing against such corporation, or any stockholder, director, or officer thereof, be released or impaired by the Acquisition Merger, but the Surviving Corporation shall be deemed to have assumed, and shall be liable for, all liabilities and obligations of each of the Constituent
Corporations  in the same  manner  and to the same  extent  as if the  Surviving
Corporation had itself incurred such liabilities or obligations. The stockholders, directors, and officers of the Constituent Corporations shall continue to be subject to all liabilities, claims and demands existing against them as such at or before the Acquisition Merger. No action or proceeding then pending before any court or tribunal in which any Constituent Corporation is a party, or in which any such stockholder, director, or officer is a party, shall abate or be discontinued by reason of the Acquisition Merger, but any such action or proceeding may be prosecuted to final judgment as though no merger had taken place, or the Surviving Corporation may be substituted as a party in place of any Constituent Corporation by the court in which such action or proceeding is pending.

         SECTION 2.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Acquisition Merger or to otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall and will be authorized to execute and deliver, in the name and on behalf of the Constituent
Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or to otherwise carry out the purposes and intent of this Agreement.

         SECTION 2.9 Alternative Merger Structure. Parent may, at its election, designate an alternative structure for the Acquisition Merger whereby the Company will be merged with and into the Parent, with the parent to be the Surviving Corporation (the

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
"Alternative Merger Structure"). Notice of Parent's election to use the Alternative Merger Structure shall be given to the Company and the Stockholders not less than ten (10) days before the Closing Date.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents, warrants and covenants to, and agrees with, the Parent and the Merger Subsidiary as set forth hereinbelow.

         SECTION 3.1 Organization and Business; Power and Authority; Effect of Transaction.

                  A.  The Company and each Subsidiary:

                           (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

                           (ii)     has  all  requisite   corporate   power  and
                                    authority  to own or hold  under  lease  its
                                    properties  and to conduct  its  business as
                                    now  conducted  and  has in full  force  and
                                    effect all Governmental  Authorizations  and
                                    Private  Authorizations  and  has  made  all
                                    Governmental Filings, to the extent required
                                    for such ownership and lease of its property
                                    and conduct of its  business,  except to the
                                    extent that the failure to have obtained any
                                    such  Governmental  Authorization or Private
                                    Authorization  or  to  have  made  any  such
                                    Governmental   Filing   would  not  have  an
                                    Adverse Effect; and

                           (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction set forth in Schedule and, except as otherwise set forth in Section 3.1(A)(iii) of the Company Disclosure Schedule, in each jurisdiction which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

                  B. The Company and each Subsidiary has all requisite power and authority (corporate and other) and, other than the filing and termination of the waiting period pursuant to the HSR Act, has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and

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

deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Acquisition Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action (other than that of the Company's stockholders). This Agreement has been duly executed and delivered by the Company and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Acquisition Merger and the Transactions, when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors, and except as the same may be subject to the effect of general principles of equity. Approval by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote is the only action by the holders of any class or series of the capital stock of the Company necessary to approve this Agreement, the Acquisition Merger and the Transactions under Applicable Law and the Company's Organic Documents.

                  C. Except as set forth in Section 3.1(C) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Acquisition Merger or the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Company or any of the other parties hereto or thereto which is Affiliated with the Company:

                           (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Company or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Company or any Subsidiary,

                           (ii) will result in or permit the creation or imposition of any Lien (except to the extent set forth in Section 3.1(C) of the Company Disclosure Schedule) upon any property now owned or leased by the Company or any Subsidiary or any such other party, or

                           (iii) will require any Governmental Authorization or Governmental Filing or Private Authorization, except for filing requirements under Applicable Law in connection with the Acquisition Merger and the Transactions and except pursuant to the HSR Act.

         SECTION 3.2 Financial and Other Information.

                  A. The Company has heretofore furnished to the Parent copies of the consolidated financial statements of the Company listed in Section 3.2(A) of the Company Disclosure Schedule (the "Company Financial Statements"). The Company Financial Statements, including in each case the notes thereto, have been prepared in accordance with GAAP (or, with regard to interim period financial statements, in accordance with SEC rules) applied on a consistent basis with the Company's past practice throughout the periods covered thereby, are true and correct in all material respects and, except as otherwise noted therein, fairly and completely present the consolidated financial condition and results of operations of the Company and its Subsidiaries on the bases therein stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited Company Financial Statements to normal nonmaterial year-end audit adjustments and accruals.

                  B. The Company does not own any capital stock or equity or proprietary interest in any Entity or enterprise and has no Subsidiaries, however organized and however such interest may be denominated or evidenced, except as set forth in Section 3.2(B) of the Company Disclosure Schedule. With respect to any Subsidiary disclosed in such Section 3.2(B), the Company owns, and at the Closing will own, 100% of the issued and outstanding capital stock and all Convertible Securities and Option Securities of such Subsidiary, and all of such securities are, and at the Closing will be, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and Liens.

         SECTION 3.3 Authorized and Outstanding Capital Stock. The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $1.00 par value, of which no shares are outstanding and 10,000,000 shares of Common Stock, $.01 par value (the "Company Common Stock"), of which 3,326,775 shares are issued and outstanding. All of such outstanding capital stock has been duly authorized and validly issued, is fully paid and nonassessable and is not subject to any preemptive or similar rights. Except as set forth in Section
3.3 of the Company Disclosure Schedule, there is neither outstanding nor has the Company agreed to grant or issue any additional equity securities or any Option Security or Convertible Security. Neither the Company nor any Subsidiary is a party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any equity securities or any Option Security or Convertible Security. Except as contemplated by this Agreement, between the date hereof and the Closing, the Company will not, and will cause its

Subsidiaries not to, issue, sell or purchase or agree to issue, sell or purchase any equity securities or any Option Security or Convertible Security of the Company or any Subsidiary. All of the issued and outstanding shares of capital stock of the Company and its Subsidiaries have been issued in compliance with applicable Federal and state securities laws.

         SECTION 3.4 Changes in Condition. Since the date of the most recent audited financial statements forming part of the Company Financial Statements, except to the extent specifically described in Section 3.4 of the Company Disclosure Schedule or disclosed in the Company's periodic reports under the Securities Exchange Act of 1934, as amended, there has been no Adverse Change in the Company. There is no Event known to the Company which Adversely Affects the Company, or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto except for changes in general economic conditions and to the extent set forth in Section 3.4 of the Company Disclosure Schedule.

         SECTION 3.5 Liabilities. At the date of the most recent balance sheet forming part of the Company Financial Statements, the Company and its Subsidiaries had no obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in Section 3.5 of the Company Disclosure Schedule (or immaterial items not required to be disclosed thereon), in such balance sheet, or the notes thereto, and since such date no such obligations or liabilities have been incurred, other than obligations and liabilities incurred in the ordinary course of business consistent with past practice, which do not, in the aggregate, Adversely Affect the Company except to the extent set forth in Section 3.5 of the Company Disclosure Schedule.

         Neither the Company nor any Subsidiary has Guaranteed, and is not otherwise primarily or secondarily liable in respect of, any obligation or liability of any other Person material to the Company, except for endorsements of negotiable instruments for deposit in the ordinary course of business, consistent with prior practice, or as disclosed in the most recent audited balance sheet, or the notes thereto, forming part of the Company Financial Statements or in Section 3.5 of the Company Disclosure Schedule.

         SECTION 3.6 Title to Properties; Leases.

                  A. The Company (or a Subsidiary) has good, legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased) and good, clear, record and marketable title if owned (in fee simple), if any, reflected as an asset on the most recent audited balance sheet forming part of the Company Financial Statements, or held by the Company (or a Subsidiary) for use in its business if not so reflected, and good and clear indefeasible and merchantable title to all other assets, tangible and intangible, reflected on such balance sheet, or (excluding leased property) held by the Company

(or a Subsidiary) for use in its business if not so reflected, or purported to have been acquired by the Company (or a Subsidiary) since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice, free and clear of all Liens, except (x) such as are reflected in the most recent audited balance sheet, or the notes thereto, forming part of the Company Financial Statements, (y) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due or payable, or (z) as set forth in Section 3.6(A) of the Company Disclosure Schedule. Each Lease or other occupancy or other agreement under which the Company (or a Subsidiary) holds real or personal property has been duly authorized, executed and delivered by the Company (or a Subsidiary); each such Lease is a legal and valid obligation of the Company (or a Subsidiary). The Company (or a Subsidiary) has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property. All of such Leases are valid and subsisting and in full force and effect; and neither the Company nor any Subsidiary, nor to the knowledge of the Company any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

                  B. Section 3.6(B) of the Company Disclosure Schedule contains a true, correct and complete description of all real estate owned or leased by the Company (or a Subsidiary) and all Leases and an identification of all material items of fixed assets and machinery and equipment. The real property (other than land), fixtures, fixed assets and machinery and equipment of the Company (or a Subsidiary) are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted. The Company (or a Subsidiary) owns, rents or leases all tangible assets necessary for the conduct of the combined business of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted until the Closing.

                  C. With respect to each parcel of such real property owned by the Company (or a Subsidiary), except as set forth in Section 3.6(C) of the Company Disclosure Schedule:

                           (i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings relating to such parcel, and there are no pending or, to the knowledge of the Company, threatened litigation or administrative actions relating to such parcel or other matters Adversely Affecting the use, occupancy or value thereof;

                           (ii) the buildings and improvements may be used as of right under applicable zoning and land use laws for the operation of the business of the Company (or a Subsidiary) as now conducted (the "Current

                                    Uses") and such  buildings and  improvements
                                    are located within the boundary lines of the
                                    described   parcels  of  land,  are  not  in
                                    violation  of  Applicable  Laws  and  do not
                                    encroach  on any  easement  which may burden
                                    the  land;  the  land  does  not  serve  any
                                    adjoining    property    for   any   purpose
                                    inconsistent  with the use of the land;  and
                                    such parcel is not located  within any flood
                                    plain  or  subject  to  any   similar   type
                                    restriction   for  which  any   permits   or
                                    licenses necessary to the use thereof have not been obtained;

                           (iii) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

                           (iv) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Current Uses and in accordance with all material Applicable Laws, and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

                           (v) such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

                           (vi) the Company (or a Subsidiary) has received no written notice of any proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels; and

                           (vii) each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (a) to fulfill any zoning, building code, or other municipal or governmental requirement,
                                    (b) for structural support or the furnishing
                                    of  any   essential   building   systems  or
                                    utilities,  including,  but not  limited  to
                                    electric,  plumbing,  mechanical,   heating,
                                    ventilating, and air conditioning systems, or (c) to fulfill the requirements of any lease. No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any requirement of Applicable Laws or for structural support or the furnishing of any essential building systems or utilities. Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.

                  D. With respect to each Lease, except as set forth in Section 3.6(D) of the Company Disclosure Schedule:

                           (i) there are no disputes, oral agreements or forbearance programs in effect as to any Lease;

                           (ii) all facilities occupied under each Lease are supplied with utilities and other services necessary for the operation of said facilities;

                           (iii) to the knowledge of the Company, the owner of the facility occupied under each Lease has good and clear record and marketable title to the parcel of real property, free and clear of any Lien, except for recorded easements, covenants, and other restrictions which do not impair the Current Uses, occupancy or value of the property subject thereto; and

                           (iv) no Event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration of any Lease.

         SECTION 3.7 Inventory. The inventory of the Company and its Subsidiaries as set forth on the most recent balance sheet in the Company Financial Statements, was, and the inventory of the Company and its Subsidiaries on the date hereof is and on the Closing Date will be, in good and merchantable condition, and in reasonably useable or saleable condition in the ordinary course of business, except for obsolete or defective materials and any excess stock items which alone and in the aggregate are not material. Such inventory does not include any material amounts of any item that was at any prior time written off or written down by the Company. To the knowledge of the Company, there is no Adverse condition currently affecting the supply of materials or inventory available to the Company.

         SECTION 3.8 Accounts and Notes Receivable. All accounts and notes receivable reflected on the most recent balance sheet in the Company Financial Statements and all accounts and notes receivable arising subsequent to the date of such balance sheet have or will have arisen in the ordinary course of business, represent valid obligations to the Company (or a Subsidiary), and have been collected or will be collected in the aggregate amounts thereof recorded on the books of the Company, in each case net of the reserve for bad debts reflected on such balance sheet.

         SECTION 3.9 Compliance with Private Authorizations. Section 3.9 of the Company Disclosure Schedule sets forth a true, correct and complete list and description of each Private Authorization which individually is material to the Company and its Subsidiaries taken as a whole, all of which are in full force and effect. The Company (or a Subsidiary) has obtained all Private

Authorizations which are necessary for its ownership of its properties and the conduct of its business as now conducted, except to the extent that the failure to have obtained any such Private Authorization would not have an Adverse Effect. Neither the Company nor any Subsidiary is in breach or violation of, or in default in the performance, observance or fulfillment of, any Private Authorization, except for such defaults, breaches or violations, as do not in the aggregate have any Adverse Effect on the Company or the ability of the Company (or a Subsidiary) to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Acquisition Merger and the Transactions. No Private Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination.

         SECTION 3.10 Compliance with Governmental Authorizations and Applicable Law.

                  A. Section 3.10(A) of the Company Disclosure Schedule contains a description of:

                           (i) all Legal Actions which are pending or, to the Company's knowledge, threatened or contemplated against, and which in any manner relate Adversely to, the Company or the business, operations or properties, or the officers or directors or any Subsidiary of the Company in connection therewith; and

                           (ii) each material Governmental Authorization to which the Company (or any Subsidiary) is subject and which relates to the business, operations, properties, prospects, condition (financial or other), or results of operations of the Company and its Subsidiaries, all of which are in full force and effect.

                  B. The Company (or a Subsidiary) has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by it or which, if not obtained and maintained, could singly or in the aggregate, have any Adverse Effect on the Company, except as otherwise described in Section 3.10(B) of the Company Disclosure Schedule. No Governmental Authorization is the subject of any pending or, to the Company's knowledge, threatened attack, revocation or termination. Neither the Company nor any Subsidiary is, or at any time since January 1, 1994 has been, or is or has during such time been charged with, or to the Company's knowledge, is threatened or under investigation with respect to any material breach or violation of, or default in the performance, observance or fulfillment of any Governmental Authorization or any Applicable Law, except for such breaches, violations or defaults as do not have in the aggregate any Adverse Effect on the Company or the ability of the Company to perform any of the obligations set forth in this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or to consummate the Acquisition Merger and the Transaction, except as otherwise described in Section 3.10(B) of the Company Disclosure Schedule.

                  C. Except as set forth in Section 3.10(C) of the Company Disclosure Schedule, the Company and each Subsidiary, and the conduct and operations of its business, is in compliance with all Applicable Laws which (i) affect or relate to this Agreement or the Transactions or (ii) are applicable to it or its business, except for any violation of, or default under, any Applicable Law which reasonably may be expected not to have an Adverse Effect on the Company.

         SECTION 3.11   Intangible Assets; Intellectual Property.

                  A. Section 3.11 of the Company Disclosure Schedule sets forth a true, correct and complete description of all Governmental Authorizations relating to Intangible Assets or Intellectual Property or rights with respect thereto, that are necessary for the present conduct of the Company's consolidated business, including without limitation the nature of the Company's (or a Subsidiary's) interest in each and the extent to which the same have been duly registered in the offices as indicated therein. The Company (or a Subsidiary) owns or possesses or otherwise has the right to use all material Governmental Authorizations, Intangible Assets and Intellectual Property necessary for the conduct of the Company's business free and clear of all Liens and without any conflict with the rights of others. Except as otherwise described in Section 3.11 of the Company Disclosure Schedule, no Governmental Authorization, Intangible Asset or Intellectual Property has been or is now involved in any opposition, invalidation, or cancellation, and no Intellectual Property materially infringes any trade name, trademark or service mark of any third party. Each of the Company and its Subsidiaries has taken all necessary or desirable action to protect each item of Intellectual Property that it owns or uses. None of the Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company and its Subsidiaries has ever received any charge, complaint, claim, or notice alleging any such knowledge of the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Company and its Subsidiaries.

                  B. With respect to each item of Intellectual Property that any of the Company and its Subsidiaries owns:

                           (i) the identified owner possesses all right, title, and interest in and to the item;

                           (ii)     the item is not  subject to any  outstanding
                                    judgment,   order,   decree,    stipulation,
                                    injunction, or charge;

                           (iii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending or, to the knowledge of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (iv) none of the Company and its Subsidiaries has ever agreed to indemnify any person or entity for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  C. Section 3.11 of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that any of the Company and its Subsidiaries uses pursuant to license, sublicense, agreement or permission. The Company has supplied the Parent with correct and complete copies of all such licenses, sublicenses, and permissions (as amended to date). With respect to each such item of used Intellectual Property:

                           (i) the license, sublicense, agreement or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

                           (ii) the license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

                           (iii) no party to the license, sublicense, agreement or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

                           (iv)     no   party  to  the   license,   sublicense,
                                    agreement or permission has repudiated any provision thereof;

                           (v) with respect to each sublicense, the representation and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

                           (vi) the underlying item of Intellectual Property is not subject to any outstanding judgment, order, decree, stipulation, injunction or charge;

                           (vii) no charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand is pending, or, to the knowledge of the Company
                                    and  the   directors   and   officers   (and
                                    employees    with     responsibility     for
                                    Intellectual   Property   matters)   of  the
                                    Company and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual property; and

                           (viii) none of the Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement or permission.

         SECTION 3.12 Related Transactions. Section 3.12 of the Company Disclosure Schedule sets forth a true, correct and complete description of any Contractual Obligation or transaction between the Company and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of the Company's business), including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof.

         SECTION 3.13 Insurance. The Company and its Subsidiaries have been covered during the past five (5) years by insurance in scope and amount reasonable for the business in which they have been engaged during such period.
Section 3.13 of the Company Disclosure Schedule lists all insurance policies maintained by the Company (or a Subsidiary) and includes the insurers' names, policy numbers, expiration dates, risks insured against, amounts of coverage, annual premiums, exclusions, deductibles and self-insured retention and describes in reasonable detail any retrospective rating plan, fronting arrangement or any other self-insurance or risk assumption agreed to by the Company (or a Subsidiary) or imposed upon the Company (or a Subsidiary) by any such insurers, as well as any self-insurance program that is in effect. Neither the Company nor any Subsidiary is in breach or violation of or in default under any such policy, and all premiums due thereon have been paid, and each such policy or a comparable replacement policy will continue to be in force and effect up to and including the Closing Date. The Company (or a Subsidiary) has not received any written notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general. The Company (or a Subsidiary) has not incurred any material loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy.

         SECTION 3.14 Tax Matters.

                  A. The Company (or a Subsidiary) has in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all material Taxes which have or may become due and payable pursuant to said Returns and all other material governmental charges and assessments received to date. All Taxes which the Company (or a Subsidiary) is required by law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable, except as set forth on
Section 3.14 (A) of the Company Disclosure Schedule. The Company (nor any Subsidiary) has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company (or a Subsidiary) for the fiscal years prior to and including the most recent fiscal year. Except as set forth in Section 3.14 (A) of the Company Disclosure Schedule, adequate provision has been made on the most recent balance sheet forming part of the Company Financial Statements for all Taxes of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other. Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Code.

                  B. The Company (or a Subsidiary) has paid all material Taxes which have become due pursuant to its Returns.

                  C. From the end of its most recent fiscal year to the date hereof, the Company and its Subsidiaries have not made any payment on account of any Taxes except regular payments required in the ordinary course of business, consistent with prior practice, with respect to current operations or property presently owned.

                  D. The information shown on the consolidated Federal income Tax Returns of the Company and its Subsidiaries (true, correct and complete copies of which have been furnished by the Company to the Parent) is true, correct and complete and fairly and accurately reflects the information purported to be shown. Federal and state income Tax Returns of the Company have been examined by the IRS or applicable state Authority through the taxable periods set forth in Section 3.14(D) of the Company Disclosure Schedule, and the Company has not been notified regarding any pending examination, except as shown in Section 3.14(D) of the Company Disclosure Schedule.

                  E. The Company is not a party to any tax sharing agreement or arrangement, except as set forth in Section 3.14(E) of the Company Disclosure Schedule.

                  F. The Company is not and within five years of the date hereof has not been, a "United States real property holding corporation" as defined in
Section 897 of the Code.

         SECTION 3.15 Employee Retirement Income Security Act of 1974.

                  A. The Company (which for purposes of this Section 3.15 shall include any Subsidiary or ERISA Affiliate with respect to any Plan subject to Title IV of ERISA) does not contribute to any Plan or sponsor any Plan or Benefit Arrangement and has not contributed to or sponsored any Plan or Benefit Arrangement, except as set forth in Section 3.15(A) of the Company Disclosure Schedule. As to all Plans and Benefit Arrangements listed in Section 3.15(A) of the Company Disclosure Schedule, and except as disclosed in such Section 3.15(A) of the Company Disclosure Schedule:

                           (i) all Plans and Benefit Arrangements comply and have been administered in all material respects in form and in operation with all Applicable Laws, and the Company has not received any outstanding notice from any Authority questioning or challenging such compliance;

                           (ii) all Plans maintained or previously maintained by the Company that are or were intended to comply with Section 401 of the Code comply and complied in form and in operation with all applicable requirements of such Section, and no event has occurred which will or could reasonably be expected to give rise to disqualification of any such Plan under such Section;

                           (iii) none of the assets of any Plan are invested in employer securities or employer real property;

                           (iv) there are no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan for which the Company has any liability;

                           (v) there are no Claims (other than routine claims for benefits) pending or threatened involving Plans or the assets of Plans;

                           (vi) neither the Company nor any ERISA Affiliate has maintained any Plan that is subject to Title IV of ERISA;

                           (vii) to the extent that the most recent balance sheet forming part of the Company Financial Statements do not include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the Plan years which include the Closing Date, such amounts are set forth in Section 3.15(A) of the Company Disclosure Schedule;

                           (viii) the Company nor any of its directors, officers, employees or any other fiduciary has committed any breach of fiduciary responsibility imposed by ERISA that would subject the Company or any of its respective directors, officers or employees to any material liability under ERISA;

                           (ix) except as set forth in Section 3.15(A) of the Company Disclosure Schedule (which entry, if applicable, shall indicate the present value of accumulated plan liabilities calculated in a manner consistent with FAS 106 and actual annual expense for such benefits for each of the last two (2) years) and pursuant to the provisions of COBRA, the Company maintains no Plan that provides benefits described in
                                    Section   3(1)  of  ERISA   to  any   former
                                    employees or retirees of the Company; and

                           (x) the Company has made available to the Buyer a copy of the two most recently filed Federal Form 5500 series and accountant's opinion, if applicable, for each Plan.

                  B. The Company is not nor ever has been a party to any Multiemployer Plan or made contributions to any such plan.

         SECTION 3.16 Employment Arrangements.

                  A. The Company (which term for purposes of this Section 3.16 shall include any Subsidiary) has no obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in Section 3.15(A) of the Company Disclosure Schedule), other than those listed or described in Section 3.16(A) of the Company Disclosure Schedule. The Company is not now nor during the past three (3) years has been subject to or involved in or, to the Company's knowledge, threatened with any union elections, petitions therefor or other organizational activities, except as described in Section 3.16(A) of the Company Disclosure Schedule. None of the employees of the Company is represented by any labor union or other employee collective bargaining organization and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees.

                  B. Except as set forth in Section 3.16(B) of the Company Disclosure Schedule, no employee shall accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in
Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of this Agreement, the Acquisition Merger or the Transactions.

         SECTION 3.17 Material Agreements. Listed on Section 3.17 of the Company Disclosure Schedule are all Material Agreements
relating to the ownership or operation of the business and property of the Company (or a Subsidiary) presently held or used by it or to which it is a party or to which it or any of its property is subject or bound. True, complete and correct copies of each of the Material Agreements have been furnished by the Company to the Parent (or, if oral, true, complete and correct descriptions thereof have been set forth in Section 3.17 of the Company Disclosure Schedule). All of the Material Agreements are valid, binding and legally enforceable obligations of the Company (or a Subsidiary) and, to the Company's knowledge, the other parties thereto (except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors and except as the same may be subject to the effect of general principles of equity), and the Company is validly and lawfully operating its business and owning its property under each of the Material Agreements. Except as disclosed in Section 3.17 of the Company Disclosure
Schedule: (i) the Company (or any Subsidiary) is not in default in the payment or performance of any of its obligations under any Material Agreement; (ii) no Event which, with the giving of notice or the passage of time, or both, constitutes an event of default by the Company (or a Subsidiary) under any Material Agreement has occurred and is continuing; and (iii) to the knowledge of the Company, no other party to any Material Agreement is in default in any material respect in the payment or performance of its obligations thereunder and no Event which, with the giving of notice or the passage of time, or both, constitutes a material event of default by such other party under any Material Agreement has occurred and is continuing.

         SECTION 3.18 Ordinary Course of Business.

                  A. The Company (which term for purposes of this Section 3.18 shall include any Subsidiary), from the date of the most recent audited balance sheet forming part of the Company Financial Statements to the date hereof and until the Closing Date, except as may be described on Section 3.18(A) of the Company Disclosure Schedule, disclosed in the Company's periodic reports under the Securities Exchange Act of 1934, as amended, or as may expressly be required or permitted by the terms of this Agreement:

                           (i) has operated, and will continue to operate, its business in the normal, usual and customary manner in the ordinary course of business, consistent with prior practice;

                           (ii) has not sold or otherwise disposed of, or contracted to sell or otherwise dispose of, and will not sell or otherwise dispose of or contract to sell or otherwise dispose of, any of its properties or assets, other than in the ordinary course of business;

                           (iii) except in each case in the ordinary course of business, consistent with prior practice,

                                    (a)      has not incurred and will not incur
                                             any  Indebtedness,  obligations  or
                                             liabilities  (fixed,  contingent or
                                             other);

                                    (b)      has not  entered and will not enter
                                             into any commitments;

                                    (c)      has  not   canceled  and  will  not
                                             cancel any debts or claims; and

                                    (d)      has not prepaid and will not prepay
                                             any  Indebtedness in advance of its
                                             contractual maturity date.

                           (iv) has not made or committed to make, and will not make or commit to make, any additions to its property or any purchases of machinery or equipment, except for normal maintenance and replacements;

                           (v) has not discharged or satisfied, and will not discharge or satisfy, any Lien and has not paid and will not pay any obligation or liability (absolute or contingent) other than current liabilities or obligations under contracts then existing or thereafter entered into in the ordinary course of business, consistent with prior practice, and commitments under Leases existing on that date or incurred since that date in the ordinary course of business;

                           (vi) has not created or permitted to be created, and will not create or permit to be created any Lien on any of its tangible property;

                           (vii) has not transferred or created, or permitted to be created, and will not transfer or create, or permit to be created, any Lien on any Intangible Assets;

                           (viii) except in the ordinary course of business, consistent with prior practice, has not
                                    increased   and   will  not   increase   the
                                    compensation payable or to become payable to any of its directors, officers, employees, advisers, consultants, salesmen or agents or otherwise alter, modify or change the terms of their employment or engagement;

                           (ix) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

                           (x) has not waived, and will not waive, any rights of material value without fair and adequate consideration;

                           (xi)     has not experienced any work stoppage;

                           (xii) has not entered into, amended or terminated and will not enter into, amend or terminate any Lease, Governmental Authorization, Private Authorization, Material Agreement or Employment Arrangement or any Contractual Obligation or transaction with any Affiliate, except for amendments or terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof, and except for the termination of all outstanding option, employment and severance agreements as of the Effective Date;

                           (xiii) has not amended or terminated and will not amend or terminate, and has kept and will keep in full force and effect including without limitation renewing to the extent the same would otherwise expire or terminate, all insurance policies and coverage;

                           (xiv) has not entered into, and will not enter into, any other transaction or series of related transactions which individually or in the aggregate is material to the Company, except in the ordinary course of business, consistent with prior practice;

                           (xv) has not incurred and will not incur any Indebtedness owing to any Stockholder and has not made and will not make any loans or advances to any Stockholder;

                           (xvi) has not split, combined or reclassified any of the Company's capital stock or issued or authorized the issuance of any securities in respect of, in lieu of or in substitution of any shares of the Company's capital stock, and will not do any of the foregoing;

                           (xvii) has not issued, sold or otherwise disposed of any of its capital stock, or issued Option Securities or Convertible Securities or preemptive rights or other rights to purchase or obtain any of its capital stock, and has not declared, set aside, or paid any dividend or distributions with respect to its capital stock or redeemed, purchased, or otherwise acquired any of its capital stock;

                           (xviii) has not amended and will not amend any of its Organic Documents;

                           (xix) has not changed and will not change any method of accounting or accounting practice or policy, except as required by Applicable Law or by GAAP; and

                           (xx) has not accelerated accounts receivable, delayed accounts payable, or liquidated inventory, and will not do so, except in the ordinary course of business consistent with past practice.

                  B. From the end of its most recent fiscal year to the date hereof, except as described in Section 3.18(B) of the Company Disclosure Schedule, the Company has not, or on or prior to the Closing Date will have, declared, made or paid, or agreed to declare, make or pay, any Distribution.

         SECTION 3.19 Broker or Finder. Other than the Management Resource Center, Inc., which acted as the financial adviser to the Company, no Person assisted in or brought about the negotiation of this Agreement, the Acquisition Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of the Company (or a Subsidiary).

         SECTION 3.20 Environmental Matters. Except as set forth in Section 3.20 of the Company Disclosure Schedule:

                  A. As of the date hereof, to the knowledge of the Company,  no underground storage tanks are present under any property that the Company (which term for purposes of this Section 3.20 shall include any Subsidiary) or any Affiliate has at any time owned, operated, occupied or leased. As of the date hereof, to the knowledge of the Company, no material amount of any substance that has been designated by any federal, state or local governmental agency, board or authority (a "Governmental Entity") or by applicable federal state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCB's, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the actions of the Company or to the knowledge of the Company any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that the Company or any Affiliate has at any time owned, operated, occupied or leased. The Company is not aware of any Event which could involve the Company in any environmental litigation or impose upon the Company any environmental liabilities which would have an Adverse Effect on the Company.

                  B. To the knowledge of the Company, at no time has the Company or an Affiliate transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any Affiliate disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in material violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity, which such violation would have an Adverse Effect on the Company.

                  C. To the Company's knowledge, the Company currently holds all material environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its Hazardous Material Activities and other businesses as such activities and businesses are currently being conducted, the absence of which would have an Adverse Effect on the Company.

                  D. To the Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ injunction or claim is pending or threatened concerning any Environmental Permit or any Hazardous Materials Activity of the Company.

                  E. The Company has not performed an environmental site assessment, nor has such an assessment been conducted by or on behalf of the Company at any property owned or leased by the Company. The Company has received a copy of the Phase One Environmental Site Assessment, draft dated May 1, 1998, by Dames & Moore, attached hereto as Exhibit F (the "Dames & Moore Report").

         SECTION 3.21 Books and Records. Except as set forth in Section 3.21 of the Company Disclosure Schedule, the minute books and other similar records of the Company and its Subsidiaries contain true and complete records of all actions taken at any meetings of the Company's and Subsidiaries' stockholders, Board of Directors, members, managers or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

         SECTION 3.22 Customers and Suppliers. Section 3.22 of the Company Disclosure Schedule sets forth a list of the ten (10) largest suppliers and a list of the ten (10) largest customers of the Company and its Subsidiaries based on dollar values of purchases during the twelve-month period ended March 31, 1998. Neither the Company nor any Subsidiary has any reason to believe that any customer or supplier listed on Section 3.22 of the Company Disclosure Schedule has any plan or intention to materially alter its relationship with the Company or any Subsidiary.

         SECTION 3.23 Officers and Directors. Section 3.23 of the Company Disclosure Schedule sets forth a true and complete list of all officers, directors, members and managers of the Company and its Subsidiaries.

         SECTION 3.24 Bank Accounts. Section 3.24 of the Company Disclosure Schedule sets forth all checking accounts, savings accounts, custodial accounts, certificates of deposit, safe deposit boxes or other similar accounts maintained by the Company and its Subsidiaries, together with the name of each person with signature authority for each such account.

         SECTION 3.25 Anti-takeover Statutes Not Applicable. No "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation is applicable to the Company's or the Stockholders' entering into this Agreement and consummating the transactions contemplated hereby.

         SECTION 3.26 Proxy Statement. The information included in the Proxy Statement (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the solicitation of proxies to approve the Acquisition Merger shall not, on the date the Proxy Statement is first mailed to such stockholders or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or necessary to correct any statement in any earlier communication which has become false or misleading.

         SECTION 3.27 Opinion of Financial Advisor. The financial advisor of the Company, Marshall & Stevens Incorporated, has delivered to the Company an opinion dated April 20, 1998 to the effect that, as of such date, the Consideration Per Share is fair, from a financial point of view, to the stockholders of the Company. The Company has provided a true and correct copy of such opinion to the Buyer.

         SECTION 3.28 Litigation. Section 3.28 of the Company Disclosure Schedule sets forth each instance in which any of the Company and its Subsidiaries (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge or (ii) is a party or, to the knowledge of the Company, is threatened to be made a party to any charge, complaint, action, suit, proceeding or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. None of the charges, complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 3.28 of the Company Disclosure Schedule could result in any Adverse Change to the Company.

         SECTION 3.29 Product Warranty. Each product manufactured, distributed, sold, or delivered by any of the Company and its Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and none of the Company and its Subsidiaries has any liability for damages in connection therewith, subject only to the reserve for product warranty claims set forth in the most recent audited balance sheet contained in the Company Financial Statements as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, distributed, serviced, leased, or delivered by any of the Company and its Subsidiaries is subject to any guaranty, warranty, or other indemnity of the company or any Subsidiary beyond the applicable standard terms and conditions of sale or lease.

         SECTION 3.30 Product Liability.  Except as set forth in Section 3.28 or
3.30 of the Company Disclosure Schedule, none of the Company and its Subsidiaries has any material liability arising out of any injury to persons or property as a result of the ownership, possession, or use of any product manufactured, distributed, sold, leased, serviced or delivered by any of the Company and its Subsidiaries.

         SECTION 3.31 Continuing Representations and Warranties. Except for those representations and warranties which speak as of a specific date, all of the representations and warranties of the Company set forth in this Article shall be true and correct on the Closing Date with the same force and effect as though made on and as of that date and those, if any, which speak as of a specific date shall be true and correct as of such date on the Closing Date.

         SECTION 3.32 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Company Disclosure Schedule or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or, to the knowledge of the Company, omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                    ARTICLE 4

                      REPRESENTATIONS AND WARRANTIES OF THE
                        PARENT AND THE MERGER SUBSIDIARY

         Each of the Parent and the Merger Subsidiary represents, warrants and covenants to, and agrees with, the Company as follows:

         SECTION 4.1 Organization and Business; Power and Authority; Effect of Transaction.

                  A.  Each of the Parent and the Merger Subsidiary:

                           (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,

                           (ii)     has  all  requisite   corporate   power  and
                                    authority  to own or hold  under  lease  its
                                    properties  and to conduct  its  business as
                                    now  conducted  and  has in full  force  and
                                    effect all Governmental  Authorizations  and
                                    Private  Authorizations  and  has  made  all
                                    Governmental Filings, to the extent required
                                    for such ownership and lease of its property
                                    and conduct of its  business,  except to the
                                    extent that the failure to have obtained any
                                    such  Governmental  Authorization or Private
                                    Authorization  or  to  have  made  any  such
                                    Governmental   Filing   would  not  have  an
                                    Adverse Effect; and

                           (iii) has duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction (a true and correct list of which is set forth in Section 4.1(A)(iii) of the Parent Disclosure Schedule) in which the character of its property or the nature of its business or operations requires such qualification or authorization, except to the extent the failure so to qualify or to maintain such authorizations would not have an Adverse Effect.

                  B. Each of the Parent and the Merger Subsidiary has all requisite power and authority (corporate and other) and, other than the filing and termination of the waiting period pursuant to the HSR Act and as set forth in Section 4.1(C) of the Parent Disclosure Schedule, has in full force and effect all Governmental Authorizations and Private Authorizations in order to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto and to consummate the Acquisition Merger and the Transactions, and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action. This Agreement has been duly executed and delivered by the Parent and the Merger Subsidiary and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Acquisition Merger and the Transactions, when executed and delivered by the Company will constitute, legal, valid and binding obligations of the Parent and the Subsidiary, enforceable in accordance with their respective terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement, voidable preference, fraudulent conveyance or other similar laws relating to or affecting the rights of creditors, and except as the same may be subject to the effect of general principles of equity.

                  C. Except as set forth in Section 4.1(C) of the Parent Disclosure Schedule, neither the execution and delivery of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, nor the consummation of the Acquisition Merger or the Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the Parent, the Merger Subsidiary or any of the other parties hereto or thereto which is Affiliated with the Parent or the Merger Subsidiary:

                           (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Applicable Law on the part of the Parent or any Subsidiary or will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Contractual Obligation of the Parent or any Subsidiary, or

                           (ii) will require any Governmental Authorization or Governmental Filing or Private Authorization and filing requirements under Applicable Law in connection with the Acquisition Merger and the Transactions and pursuant to the HSR Act.


                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Stockholder, for himself or itself only, hereby represents and warrants to, and agrees with, the Parent and Merger Subsidiary as follows:

         SECTION 5.1 Ownership. Such Stockholder is the lawful owner of record and beneficial owner of the number of shares of Company Common Stock set forth opposite his or its name in Section 5.1 of the Company Disclosure Schedule. Such Stockholder is not party to or bound by any agreement or commitment pursuant to which it is obligated to purchase or otherwise acquire any equity securities, Option Securities or Convertible Securities of the Company, and (ii) between the date hereof and the Closing, such Stockholder will not sell or purchase, or agree to sell or purchase, any equity securities, Option Securities or Convertible Securities of the Company.

         SECTION 5.2 Liens. The shares of the Company Common Stock owned by such Stockholder are free and clear of all Liens, and none of such shares of the Company Common Stock is subject to any written or oral agreement whatsoever with respect to the voting thereof, the sale of pledge thereof (including, without limitation, any option or right of first refusal to sell any such shares) or any like matter, nor has any proxy been granted to any Person with respect to any such shares of the Company Common Stock (except as provided in the Voting and Option Agreement and the Letter of Intent, dated March 19, 1998, between the Parent and the Company).

         SECTION 5.3 Authorization of Agreement. This Agreement has been duly and validly executed and delivered on behalf of such Stockholder and constitutes a valid obligation such Stockholder, enforceable in accordance with its terms, except to the extent that its enforceability may be limited by applicable insolvency, bankruptcy or similar laws affecting the enforcement of creditors' rights generally.

         SECTION 5.4 No  Governmental  Consents.  Except as set forth in Section
5.4 of the Company Disclosure Schedule, no Governmental Authorization or Governmental Filing or Private Authorization is required to be obtained or made by the Company or such Stockholder in connection with the Acquisition Merger and the Transactions except for filing requirements under Applicable Laws in connection with the Acquisition Merger and the Transactions and except pursuant to the HSR Act.

         SECTION 5.5 Information Supplied. None of the information specifically supplied or to be supplied by such Stockholder with respect to such Stockholder for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the stockholders' meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE 6

                              ADDITIONAL COVENANTS

         SECTION 6.1 Confidentiality; Access to Information.

                  A. The Company and the Parent acknowledge that the Company and the Parent have heretofore executed confidentiality letters, dated November 25, 1997 and December 1, 1997 (the "Confidentiality Letters"), which separately and as incorporated herein shall remain in full force and effect after and notwithstanding the execution and delivery of this Agreement, and that information obtained from the Company by the Parent or its Representatives or by the Company or its Representatives from the Parent, pursuant to Section 6.1(B), the Confidentiality Letters or otherwise shall be subject to the provisions of the Confidentiality Letters.

                  B. The Company will afford to the Parent and the Parent's Representatives full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including without limitation Tax Returns) and, during such period, shall furnish promptly upon request all information relating to the Company, that the Parent or any of its Representatives reasonably requires. Subject to the terms and conditions of the Confidentiality Letter which are expressly incorporated herein by reference thereto for the benefit of the parties hereto, the Parent shall hold and shall use its best efforts to cause the Parent's Representatives to hold, and the Company shall hold and shall use its best efforts to cause its Representatives to hold, in strict confidence all non-public documents and information furnished (whether prior or subsequent hereto) to the Parent or the Company, as the case may be, in connection with this Agreement, the Acquisition Merger and the Transactions.

                  C. Subject to the terms and conditions of the Confidentiality Letter, the Parent and the Company may disclose such information as may be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed. In the event that this Agreement is terminated in accordance with its terms, the Parent and the Company shall each promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Acquisition Merger and the Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

                  D. No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any Party hereto or any condition to the obligations of the Parties hereto; provided, however, that Parent and the Merger Subsidiary acknowledge and agree that the representations and warranties of the Company in Section 3.20 are subject to the information concerning the premises leased by the Company in Santa Ana, California, contained in the Dames & Moore Report.

         SECTION 6.2 Approval of Stockholders. The Company will (a) as promptly as practicable, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving the Acquisition Merger and will use best efforts to obtain the necessary approvals of its stockholders of the Acquisition Merger. In connection therewith, Benjamin
C. Harris,  Willard V. Harris, Jr., Willard P. Harris, James L. Behrens and John
D. Hornsby have simultaneously with the execution of this Agreement, executed and delivered to the Company a Voting and Option Agreement in the form of Exhibit A hereto (the "Voting and Option Agreement").

         SECTION 6.3 Agreement to Cooperate.

                  A. Company Proxy Solicitation. The Parties will cooperate in connection with the preparation and filing by the Company with the SEC such proxy or information materials as may be necessary or appropriate relating to the Acquisition Merger (the "Proxy Statement"), or as shall be necessary or desirable in order to consummate the transactions contemplated by this Agreement, each to be undertaken as promptly as practicable, and the Company will use its best efforts to mail the Proxy Statement to the Company's stockholders as promptly as practicable.

                  B. Each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Acquisition Merger and make effective the Transactions, including using its best efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Acquisition Merger and the Transactions by all such applicable Authorities; (ii) to obtain all necessary or appropriate waivers, consents and approvals, and (iii) to effect all necessary registrations, filings and submissions (including without limitation filings under federal or state securities laws or the HSR Act and any other submissions requested by the Federal Trade Commission or Department of Justice) and (iv) to lift any injunction or other legal bar to the Acquisition Merger and the Transactions (and, in such case, to proceed with the Acquisition Merger and the Transactions as expeditiously as possible). Each of the Parties recognizes that the consummation of the Acquisition Merger and the Transactions is subject to the preacquisition notification requirements of the HSR Act. Each agrees that, to the extent required by Applicable Law to consummate the Acquisition Merger, it will file with the Antitrust Division of the Department of Justice and the Federal Trade Commission a Notification and Report Form in a manner so as to constitute substantial compliance with the notification requirements of the HSR Act. Each covenants and agrees to use its best efforts to achieve the prompt termination or expiration of any waiting period or any extension thereof under the HSR Act.

                  C. Each of the Parties agrees to take such actions as may be necessary to obtain any Governmental Authorizations legally required for the consummation of the Acquisition Merger and the Transactions, including the making of any Governmental Filings, publications and requests for extensions and waivers.

                  D. The Company will use its best efforts on or prior to the Closing Date (i) to obtain the satisfaction of the conditions specified in Sections 7.1 and 7.2; and (ii) if requested by the Parent, to obtain the consents (to the extent required) to the continued existence in accordance with its then-stated terms of all long-term debt of each of the Company and each Subsidiary. The Parent will use its best efforts on or prior to the Closing Date to obtain the satisfaction of the conditions applicable to it specified in Sections 7.1 and 7.3.

         SECTION 6.4 Notification of Certain Matters. The Company shall give prompt notice to the Parent, and the Parent shall give prompt notice to the Company, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty of the Company or the Parent (or Merger Subsidiary), as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect, or (ii) in the case of the Company, any change to be made in the Company Disclosure Schedule and any failure of the Company or the Parent (or Merger Subsidiary), as the case may be, to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice hereunder shall not limit or otherwise affect the liability of any Party giving such notice or the remedies available hereunder to the Party receiving such notice.

         SECTION 6.5 Public Announcements. Except as may be required by applicable law, the Parties agree that they will consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated hereby and shall endeavor to agree on the text of such release or the making of such public announcement. The foregoing shall not restrict in any way the method and timing of any Party's compliance with securities or other laws applicable to it, even if the same require a unilateral public disclosure of the matters addressed in this Agreement or any Collateral Document. Any Party making any public disclosure of the matters addressed herein shall give the other Parties prompt notice thereof, in advance of public disclosure if practicable and legally permissible.

         SECTION 6.6 Conveyance Taxes. The Parties shall cooperate with one another in the preparation, execution and filing of all Returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, any transfer, recording, registration and other fees, and any similar Taxes which become payable in connection with the Transactions that are required or permitted to be filed on or before the Closing Date. Any such Taxes shall be paid by the Party required to do so under Applicable Law.

         SECTION 6.7 No Solicitation.

                  A. The Company shall not, and shall cause its Representatives not to, and no Stockholder shall, during the period commencing on the date hereof and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person for, (ii) participate in any discussions pertaining to, or (iii) furnish any information to any Person other than the Parent and its Representatives relating to, any acquisition or purchase of any of the Company Common Stock or all or a material portion of the assets of the Company, or a merger, consolidation or business combination of the Company (or a Subsidiary), or any Other Transaction (other than the Acquisition Merger).

                  B. Nothing contained in the foregoing shall prevent the Company or its Board of Directors from furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written proposal in respect of an Other Transaction by such person or entity or recommending an unsolicited bona fide written proposal in respect of an Other Transaction to the shareholders of the Company, if and only to the extent that the Board of Directors of the Company determines in good faith by a majority vote, (x) after consultation with its financial advisor, that such proposal in respect of an Other Transaction would, if consummated, result in a transaction more favorable to the shareholders of the Company from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Other Transaction being referred to in this Agreement as a "Superior Proposal") and (y) based on the written opinion of outside legal counsel, that failing to take such action would likely result in a breach of its fiduciary duties to shareholders under applicable law. Nothing contained in this Agreement shall prevent the Company's Board of Directors from performing its fiduciary duties, however, such performance of fiduciary duties shall under no circumstances absolve the Company of its obligations under this Agreement.

                  C. The Company will notify Parent immediately (and no later than 24 hours) after receipt by the Company (or its advisors) of any proposal in respect of any Other Transaction or any request for non-public information in connection with any Other Transaction or for access to the properties, books or records of the Company or any of its subsidiaries by any person or entity that informs the Company that it is considering making, or has made a proposal concerning any Other Transaction. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company will keep Parent informed of all material developments and the status of any proposal in respect of any Other Transaction, any negotiations or discussions with respect to any such proposal in respect of any Other Transaction or any request for non-public information in connection with any such proposal in respect of any Other Transaction or for access to the properties, books or records of the Company or any of its subsidiaries by any person or entity that is considering making, or has made, a proposal in respect of any Other Transaction. The Company will provide Parent with copies of all documents received from or delivered or sent to any person or entity that is considering making or has made, a proposal in respect of any Other Transaction.

         SECTION 6.8 Environmental Inspections.

                  A. Prior to the Closing, the Parent shall have the right to conduct environmental and other tests, audits, studies and assessments of the real property owned or leased by the Company (or a Subsidiary) and the buildings and improvements thereon, and to review such records and documents as may be required by the Parent to enable it to evaluate the condition of and potential liabilities affecting such property.

                  B. If, in the course of the Parent's tests, audits, studies, assessments and review pursuant to subsection (A) above, the Parent shall determine that any of the Company's representations and warranties set forth in
Section 3.20 are untrue and such misrepresentations, individually or in the aggregate, could reasonably be expected to have an Adverse Effect, the Parent may terminate this Agreement pursuant and subject to Section 8.1(D).

                                    ARTICLE 7

                               CLOSING CONDITIONS

         SECTION 7.1 Conditions to Each Party's Obligations Under This Agreement. The respective obligations of each Party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, none of which may be waived:

                  A. Stockholders' Approval. This Agreement, the Acquisition Merger and the Transactions shall have been approved by the requisite vote of the stockholders of the Company.

                  B. Governmental Consents. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental or regulatory authority or agency which are necessary for the consummation of the transactions contemplated by this Agreement, including without limitation the Acquisition Merger, shall have been filed, occurred or been obtained (all such authorizations, orders, declarations, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

                  C. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect; nor shall there be any statute, rule or regulation enacted, enforced or deemed applicable to the Acquisition Merger which makes the consummation of the Acquisition Merger illegal.

                  D. Exchange Agreement. Parent and the Exchange Agent shall have executed and delivered the Exchange Agreement.

         SECTION 7.2 Conditions to the Obligations of Parent and the Merger Subsidiary Under This Agreement. The obligations of the Parent and the Merger Subsidiary under this Agreement shall be further subject to the satisfaction or waiver by the Parent and the Merger Subsidiary, at or prior to the Effective Time, of the following conditions:

                  A. Absence of Material Adverse Changes. There shall not have occurred any change since December 31, 1997 in the assets, liabilities, business, operations, results of operations, financial condition or prospects of the Company which has had, individually or in the aggregate, an Adverse Effect on the Company.

                  B. Representations and Warranties; Performance of Obligations. The obligations of the Company and the Stockholders required to be performed by it or them at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Parent shall have received certificates to that effect signed on behalf of the Company by the chairman or president and the chief financial officer or chief accounting officer of the Company and by each Stockholder on behalf of himself. The use of the term "material" in this Section 7.2(B) shall be disregarded when determining whether any representation or warranty of the Company or the Stockholders contained in this Agreement is true and correct if the term "material," "materially" or any other similar term is used in the text of any such representation or warranty.

                  C. Third-Party (Non-Governmental) Approvals. Any and all permits, consents, waivers, clearances, approvals and authorizations of or notices to all non-governmental and non-regulatory third parties which are necessary in connection with the consummation of the transactions contemplated by this Agreement and are required to be received, made or obtained by the Company or the Stockholders, shall have been so received, made or obtained, other than permits, consents, waivers, clearances, approvals, authorizations and notices the failure of which to have received, made or obtained would neither make it impossible to consummate the transactions contemplated by this Agreement nor result in any Adverse Effect on the Parent after the Effective Time.

                  D. Burdensome Condition. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon Parent that Parent in good faith reasonably determines would so materially adversely impact the economic or business benefits of the transactions contemplated by this

Agreement as to render inadvisable in the reasonable judgment of Parent the consummation of the Acquisition Merger.

                  E. Legal Opinion. The Parent shall have received the opinion of Jeffer, Mangels, Butler & Marmaro LLP, counsel to the Company, dated the Closing Date covering the matters set forth on Exhibit C hereto.

                  F. Litigation. There shall be no pending or threatened litigation or proceeding which, in the judgment of the Buyer, makes it inadvisable to proceed with the Acquisition Merger; nor shall there be issued and in effect any Injunction limiting or restricting the conduct of the business of the Company by Parent or Buyer after the Acquisition Merger.

                  G. Dissenters. The holders of no more than 10% of the Company's outstanding Common Stock of record shall have asserted dissenters' rights under Chapter 13 of the CGCL in connection with the Acquisition Merger.

                  H. Voting and Option Agreement. The Stockholders shall have executed and shall be in full compliance with the Voting and Option Agreement.

                  I. Cancellation of Severance Provisions. All contractual provisions whereby an obligation of the Company to pay severance to any person may be triggered in whole or in part by a change of control transaction such as the Acquisition Merger shall be terminated.

                  J. Cancellation of Options. All outstanding options and other securities convertible or exchangeable into Company Common Stock shall have been canceled.

                  K. Employment Agreements. Willard P. Harris and John D. Hornsby shall have entered into employment agreements with the Company, all such agreements to be substantially in the form attached hereto as Exhibit D and to become effective at the closing of the Acquisition Merger.

                  L. Indebtedness for Borrowed Money. The Company shall have delivered a certificate executed by an officer representing in reasonable detail the amount of the Company's Indebtedness for Borrowed Money on the Closing Date.

                  M. Non-Competition Agreements. Parent and Willard V. Harris, Jr., Willard P. Harris, John D. Hornsby and James L. Behrens shall have executed and delivered non-competition agreements substantially in the form of Exhibit B hereto, which shall include provisions for one-time non-competition payments of $1,000,000 to each of Messrs. Harris, Harris and Hornsby and $250,000 to Mr. Behrens, respectively.

                  N. Partnership Interest. The Company shall have completed the transfer, sale and assignment of its entire limited partnership interest in California Real Estate Partners to Willard V. Harris, Jr. under terms which (i) provide for nominal consideration (approximately $25,000) to be paid for such interest, (ii) are reasonably satisfactory to Parent, Company and Mr. Harris, and (iii) provide for full indemnification of the Company for any and all Claims based upon, attributable to or resulting from the Company's ownership, sale, disposition or transfer of such interest.

         In addition to the foregoing, the Company will furnish the Parent with such additional certificates, instruments or other documents in the name or on behalf of the Company executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 7.2 as the Parent may reasonably request.

         SECTION 7.3 Conditions to the Obligations of the Company and the Stockholders Under This Agreement. The obligations of the Company and the Stockholders under this Agreement shall be further subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following conditions:

                  A. Representations and Warranties; Performance of Obligations. The obligations of the Parent and the Merger Subsidiary required to be performed by it at or prior to the Effective Time pursuant to the terms of this Agreement shall have been duly performed and complied with and the representations and warranties of the Parent and the Merger Subsidiary contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as otherwise specifically contemplated by this Agreement and except as to any representation or warranty which specifically relates to an earlier date) and the Company shall have received a certificate to that effect signed by the president and chief financial officer (or other authorized officer(s)) of the Parent.

                  B. Legal Opinion. The Company shall have received the opinion of Sullivan & Worcester LLP, counsel to Parent, dated the Closing Date, in a form that is customary for transactions of this type.

         In addition to the foregoing, the Parent will furnish the Company with such additional certificates, instruments or other documents in the name or on behalf of the Parent, executed by appropriate officers or others, including without limitation certificates or correspondence of governmental agencies or authorities or nongovernmental third parties, to evidence fulfillment of the conditions set forth in this Section 7.3 as the Company may reasonably request.


                                    ARTICLE 8

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  A.  by mutual consent of the Parent and the Company;

                  B. by either the Parent or the Company if any permanent injunction, decree or judgment by any Authority preventing the consummation of the Acquisition Merger shall have become final and nonappealable;

                  C. by the Company: (i) in the event of a material breach of this Agreement by the Parent or the Merger Subsidiary that has not been cured, or if any representation or warranty of the Parent or the Merger Subsidiary shall have become untrue in any material respect, which in either case is incapable of being cured by the Closing Date or will prevent or delay consummation of the Acquisition Merger by or beyond the Termination Date; or
(ii) if the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under Section 7.1 or 7.3 hereof (unless the failure results primarily from the Company's or any Stockholder's breaching any representation, warranty or covenant contained in this Agreement or any Collateral Document);

                  D. by the Parent (on behalf of itself and the Merger Subsidiary): (i) in the event of a material breach of this Agreement by the Company or the Stockholders that has not been cured, or if any representation or warranty of the Company or the Stockholders shall have become untrue in any material respect, which in either case is incapable of being cured by the Closing Date or will prevent or delay consummation of the Acquisition Merger by or beyond the Termination Date; or (ii) if the Closing shall not have occurred on or before the Termination Date by reason of the failure of any condition precedent under Section 7.1 or 7.2 hereof (unless the failure results primarily from the Parent's or Merger Subsidiary's breaching any representation, warranty or covenant contained in this Agreement or any Collateral Document); or

                  E. by the Parent (on behalf of itself and the Merger Subsidiary), if (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation in favor of the

Acquisition Merger in a manner adverse to Parent or shall have resolved to do so; (ii) the Company or its Board of Directors or any Stockholder takes any action prohibited by Section 6.7; (iii) the Company or its Board of Directors, in accordance with the provisions of Section 6.7(B), furnishes non-public information to, or enters into discussions or negotiations with, any Person in connection with, or the Board of Directors of the Company recommends an unsolicited bona fide written proposal concerning, an Other Transaction; or (iv) any of the Stockholders shall have breached any material provision of the Voting and Option Agreement referenced in Section 6.2.

         The use of the term "material" in any provision of this Section 8.1 shall be disregarded when determining whether the breach of any term of this Agreement has occurred, or whether any representation or warranty of the Company, Parent, Merger Sub or any Stockholder has become untrue, if the term "material," "materially" or any other similar term is used in the text of any such term of this Agreement or representation or warranty.

         SECTION 8.2 Effect of Termination. Except as provided in Sections 6.1 and 8.5, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of any Party, or any of their respective officers or directors, to the other and all rights and obligations of any Party shall cease; provided, however, that such termination shall not relieve any Party from liability for the breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.3 Amendment. This Agreement may be amended by the Parties by action taken by or on behalf of the respective Boards of Directors thereof at any time prior to the Closing Date; provided, however, that any such amendment executed after approval of this Agreement by the Company's stockholders which by law requires further approval of such stockholders shall be subject to such further approval. This Agreement may not be amended to impose any additional material obligation on a Party or to burden or limit a material right of such Party except by an agreement in writing signed by the Party so affected.

         SECTION 8.4 Waiver. At any time prior to the Closing Date, except to the extent Applicable Law does not permit, either the Parent and the Company may extend the time for the performance of any of the obligations or other acts of the other, subject, however, to the terms and conditions of Section 8.1, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an agreement in writing signed by the Party or Parties to be bound thereby.

         SECTION 8.5 Fees, Expenses and Other Payments. Each of the Parent and the Merger Subsidiary, on the one hand, and the Company, on the other hand, shall be responsible for the filing fees and expenses incurred by such Party under the HSR Act. In the event of termination of this Agreement, all costs and expenses, incurred in connection with this Agreement, the Acquisition Merger and the Transactions, and compliance with Applicable Law and Contractual Obligations as a consequence hereof and thereof, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Parties shall be borne solely and entirely by the Party which has incurred such costs and expenses.

         SECTION 8.6 Effect of Investigation. The right of any Party to terminate this Agreement pursuant to Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.


                                    ARTICLE 9

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         SECTION 9.1 Effectiveness of Representations, etc. Except as set forth in Section 6.1(D), regardless of any investigation made by or on behalf of any other party hereto, any Person controlling such party or any of their respective Representatives whether prior to or after the execution and consummation of this Agreement, the representations, warranties, covenants and agreements set forth in Article 3 and Article 4 and Article 5 hereof shall survive the Acquisition Merger and remain operative and in full force and effect until the date that is twelve months after the Closing Date, except for (i) those representations and warranties set forth in Sections 3.20 which shall remain operative and in full force and effect until the date that is three (3) years after the Closing Date,
(ii) those representations and warranties set forth in Sections 3.3, 3.14 and 3.15, which shall remain operative and in full force and effect until the expiration of the applicable statute of limitations after the Closing Date, and
(iii) those representations and warranties set forth in Sections 5.1, 5.2, 5.3 and 5.5 which shall remain operative and in full force and effect indefinitely.

         SECTION 9.2   Indemnification.

                  A. The Company and the Stockholders, jointly and severally, agree to make whole, indemnify and hold the Parent and its Affiliates, agents, successors and assigns (collectively, the "Parent Indemnified Parties") harmless as a result of, from or against:

                           (i) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from any
                                    inaccuracy    in   or    breach    of    any
                                    representation or warranty on the part of any one or more of the Company or any Stockholder under this Agreement or any Collateral Document;

                           (ii) any and all Claims of the Parent Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of any one or more of the Company or any Stockholder under this Agreement or any Collateral Document;

                           (iii) any and all Claims of the Parent Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section;

                           (iv) all transaction costs and expenses of the sort specified in clause (ix) of the definition of "Indebtedness for Borrowed Money", set forth in Article 11 hereof, to the extent such costs and expenses are not deducted from the Merger Consideration paid at the Closing; and

                           (v) any and all Claims of the Parent Indemnified Parties or other Persons asserted within three (3) years after the Closing Date based upon, attributable to or resulting from any matters set forth in the Dames & Moore Report.

                  B. The Parent hereby agrees to make whole, indemnify and hold the Company, the Stockholders and their respective Affiliates, agents, heirs, successors and assigns (collectively, the "Company Indemnified Parties") harmless as a result of, from or against:

                           (i) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty on the part of the Parent or Merger Sub under this Agreement or any Collateral Document;

                           (ii) any and all Claims of the Company Indemnified Parties or other Persons based upon, attributable to or resulting from the material breach of any covenant or other agreement on the part of the Parent; and

                           (iii) any and all Claims of the Company Indemnified Parties or other Persons incident to the foregoing or to the enforcement of this Section.

                  C. Notwithstanding the foregoing:

                           (i) None of the Company or the Stockholders shall be required to pay any amount for indemnification to the Parent Indemnified Parties except to the extent the aggregate  amount of Claims under
                                    this  Section  9.2   asserted   against  the
                                    Company  and the  Stockholders  exceeds  Two
                                    Hundred Thousand Dollars ($200,000), and then only with respect to such Claims in excess of such sum (the "Deductible"); and

                           (ii) The aggregate amount that the Company and the Stockholders shall be required to pay for indemnification to the Parent Indemnified Parties under this Section 9.2 shall be limited to One Million Seven Hundred and Fifty Thousand Dollars ($1,750,000), provided, that such aforesaid sum shall be increased by up to an additional Seven Hundred and Fifty Thousand Dollars ($750,000) (the "Additional Cap") in respect of, and solely in respect of, Claims made in connection with Section 9.2(A)(v) or
                                    Section  9.2(A)(i) (solely on account of any
                                    inaccuracy  in  or  breach  of  any  of  the
                                    representations and warranties  contained in
                                    Section  3.20).   All   obligations  of  the
                                    Company and the Stockholders in respect of the Additional Cap shall terminate upon the earliest to occur of:

                                    (a)      the amendment of Section 4.B of the
                                             lease of the Company's  facility in
                                             Santa Ana,  California,  to provide
                                             in   substance   as  set  forth  in
                                             Exhibit E hereto; or

                                    (b)      the  date  which  is two (2)  years
                                             after the Closing  Date,  provided,
                                             that no  notice  of any  Claim  has
                                             been  given  with  respect  to  the
                                             Additional Cap prior thereto.

                           (iii)    Notwithstanding   anything   else   in  this
                                    Article  9, to the  extent  that  any  Claim
                                    relates  to a breach by a  Stockholder  of a
                                    representation  or  warranty   contained  in
                                    Article V of this Agreement, then only such breaching Stockholder shall be subject to this Article 9 with respect to the Claim resulting from such breach.

                           (iv)     The  Deductible and cap set forth in clauses
                                    (i) and (ii) of this Section 9.2(C) shall not apply to or limit indemnification Claims under Section 9.2(A)(iv).

         SECTION 9.3 Procedures Concerning Claims by Third Parties; Payment of Damages; etc.

                  A. In the event that any Legal Action shall be instituted or asserted by any Person other than such indemnified party in respect of which payment may be sought hereunder, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Legal Action of which it has knowledge which is covered by the indemnities under Section 9.2 to be forwarded to the indemnifying party. In such event, unless in such indemnified party's reasonable judgement a conflict of interest between the indemnified party and the indemnifying party may exist in respect of the Claims, the indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any Claims instituted or asserted by any Person other than such indemnified party and indemnified against hereunder; provided, however, that no settlement thereof shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, it shall within thirty (30) days (or sooner, if the nature of the Legal Action so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Legal Action which relates to any such Claims, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Claims under this Agreement, or the indemnified party determines that a conflict of interest may exist, the indemnified party may defend against, negotiate, settle or otherwise deal with such Legal Action. If the indemnified party defends any Legal Action, then the indemnifying party shall reimburse the indemnified party for Claims incurred in defending such Legal Action upon submission of periodic bills. The indemnified party may not settle any Legal Action without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed. If the indemnifying party shall assume the defense of any Legal Action instituted or asserted by any Person other than an indemnified party, the indemnified party may participate in the defense of such Legal Action at such party's own expense.

                  B. After any final judgment or award shall have been rendered by a court, arbitration board (which may be engaged as required by law or contract or upon the consent of each of the indemnifying party and the indemnified parties) or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Legal Action hereunder, the indemnifying party shall deliver to the indemnified party, by wire transfer of immediately available funds, an amount equal to the sums due and owing to the indemnified party within five business days after the date of notice of such judgment or award.

                  C. The failure of the indemnified party to give reasonably prompt notice of any Legal Action instituted or asserted by any Person other than such indemnified party and indemnified against hereunder shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss or material prejudice as a result of such failure. The indemnified parties shall not be deemed to have notice of any Legal Action by virtue of knowledge acquired on or prior to the Closing Date by an employee or other Representative of the Company or the Parent.

                  D. No Legal Action to enforce a claim for indemnity shall be stayed or dismissed for failure to join one or more indemnifying parties or to permit an indemnifying party to cross- claim against another indemnifying party, nor shall the failure to join an indemnifying party be deemed grounds for preventing a separate or subsequent Legal Action to enforce a Claim for indemnification against such party, each such Legal Action being deemed a separate and independent Claim for indemnification.

                  E. If such claim does not arise from the Claim of a third party, the indemnifying party shall have forty five (45) days after notice thereof to either cure the conditions giving rise to such claim or to present the indemnified party with materials indicating that such Claim is not subject to indemnity under Section 9.2 hereof before the indemnified party may commence legal action against the indemnifying party in respect thereof.

                  F.  Notwithstanding  anything  herein  to the  contrary,  with respect to any indemnification claim by the Parent for Claims arising out of any breach or inaccuracy of any representation or warranty made by the Company and the Stockholders set forth in Section 3.14 hereof with respect to Taxes, the Stockholders shall have the right to participate in any Tax audit or administrative, judicial or other proceeding to the extent such audit, proceeding or determination affects the amount of the Claim for which the Company and Stockholders are liable under Section 9.2 hereof.

         SECTION 9.4 Exclusive Remedy. The indemnification provisions set forth in this Article 9 shall be the exclusive remedy following and subject to the Closing for any breaches or alleged breaches of any representation, warranty or covenant contained in this Agreement or any Collateral Document, except for breaches arising from intentional fraud or intentional misconduct.

         SECTION 9.5 Net Recovery. The amount to which a Parent Indemnified Party or a Company Indemnified Party may become entitled in respect of any Claim under this Article 9 shall be reduced by any tax, insurance or other third party recovery, reimbursement or benefit received in respect of such Claim before the expiration of two years after payment of such Claim by the indemnifying party. The amount of any such recovery, less all reasonable costs, charges and expenses incurred by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, in obtaining such recovery from the third party, shall be repaid by the relevant Parent Indemnified Party or Company Indemnified Party, as the case may be, to the relevant indemnifying Party promptly upon the receipt thereof from the third party.

         SECTION 9.6 Indemnification of Officers and Directors. From and after the Effective Date, Parent shall indemnify persons who served as directors, officers and agents of the Company on or before the Effective Date in accordance with and subject to the provisions of the Company's current Articles of Incorporation and By-laws as delivered to the Parent prior to the execution of this Agreement until the date that is three years after the Closing Date.


                                   ARTICLE 10

                               GENERAL PROVISIONS

         SECTION 10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

                  A.  If to the Parent or the Merger Subsidiary:

                             DESA International, Inc.
                             2701 Industrial Drive
                             Bowling Green, Kentucky 42102
                             Attn.:  Robert H. Elman
                                     Facsimile No.:  (502) 781-9807

                        with copies to:

                             J.W. Childs Associates, L.P.
                             One Federal Street, 21st Floor
                             Boston, MA  02110
                             Attn: Adam L. Suttin
                                     Facsimile No.:  (617) 753-1101

                             Sullivan & Worcester LLP
                             One Post Office Square
                             Boston, MA 02109
                             Attn: Christopher Cabot, Esquire
                                     Facsimile No.:  (617) 338-2880


                  B. If to the Company or the Stockholders:

                             Fireplace Manufacturers, Inc.
                             2701 South Harbor Boulevard
                             Santa Ana, CA 92704.
                             Attn.: Willard P. Harris
                                     Facsimile No.:  (714) 549-4723
                        with a copy to:

                             Jeffer, Mangles, Butler & Marmaro LLP
                             2121 Avenue of the Stars, 10th Fl
                             Los Angeles, CA 90067-5010
                             Attn.:  Ronald P. Givner, Esquire
                                     Facsimile No.:  (310) 203-0567

         SECTION 10.2 Headings. The headings contained in this Agreement are for purposes of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner Adverse to any party. Upon determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parent and the Company shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

         SECTION 10.4 Entire Agreement. This Agreement (together with the Company Disclosure Schedule, the Confidentiality Letter and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the Parties and supersedes all prior agreements (other than the Confidentiality Letter) and undertakings, both written and oral, between the Parties, or any of them, with respect to the subject matter hereof.

         SECTION 10.5 Assignment. This Agreement shall not be assigned by operation of law or otherwise and any purported assignment shall be null and void.

         SECTION 10.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of Delaware governing contracts made and to be performed in such jurisdiction, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 10.8 Enforcement of the Agreement. Each Party recognizes and agrees that each other Party's remedy at law for any breach of the provisions of this Agreement would be inadequate and agrees that for breach of such provisions, such Party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in this Agreement, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each Party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting a Party from pursuing any other remedies available to such Party for any breach or threatened breach hereof or failure to take or refrain from any action as required hereunder to consummate the Acquisition Merger and carry out the Transactions.

         SECTION 10.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10 Mutual Drafting. This Agreement is the result of the joint efforts of the Parent and the Company, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any Party based on any presumption of that Party's involvement in the drafting thereof.

         SECTION 10.11 Disclosure Supplements. From time to time prior to the Closing Date, each Party will promptly supplement or amend its respective Disclosure Schedule delivered in connection herewith with respect to any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Company Disclosure Schedule or which is necessary to correct any information in such Company Disclosure Schedule which has been rendered inaccurate thereby. The making of any such amendment shall not otherwise affect the liability of any Party delivering such Amendment or the rights of any Party receiving such amendment.


                                   ARTICLE 11

                                   DEFINITIONS

         As used herein, unless the context otherwise requires, the following terms (or any variant in the form thereof) have the following respective meanings. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided herein shall have such meanings when used in the Disclosure Schedules and each Collateral Document, notice, certificate, communication, opinion or other document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto.

         Acquisition Merger shall have the meaning given to it in Section 2.1.

         Adverse, Adversely, when used alone or in conjunction with other terms (including without limitation "Affect," "Change" and "Effect") shall mean, with respect to the Company, or to the Parent, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (b) adversely affect the business, properties, assets, results of operations, financial condition or prospects of the Company and its Subsidiaries taken as a whole or the Parent and its Subsidiaries, taken as a whole, as the case may be, or (c) impair the ability of the Company and/or its Subsidiaries or the Parent and Buyer, as applicable, to fulfill its obligations under the terms of any Collateral Document executed or required to be executed pursuant hereto or thereto, or (d) adversely affect the aggregate rights and remedies of the Parent and Buyer or the Company and/or its Subsidiaries, as the case may be, under this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, in all cases, unless otherwise specifically set forth, in a material respect or manner or to a material degree.

         Affiliate, Affiliated shall mean, with respect to any Person, (a) any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any other Person of which such Person at the time owns, or has the right to acquire, directly or indirectly, fifty percent (50%) or more of any class of the capital stock or beneficial interest, (c) any other Person which at the time owns, or has the right to acquire, directly or indirectly, fifty percent (50%) or more of any class of the capital stock or beneficial interest of such Person, (d) any executive officer or director of such Person, (e) with respect to any partnership, joint venture or similar Entity, any general partner thereof, and
(f) when used with respect to an individual, shall include any member of such individual's immediate family or a family trust.

         Agreement shall mean this Agreement and Plan of Reorganization as originally in effect, including unless the context otherwise specifically requires, all schedules, including the Disclosure Schedules and exhibits hereto, and as the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Alternative  Merger  Structure  shall have the  meaning  given to it in
Section 2.9.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities laws and Environmental Laws, to or by which a Person or it or any of its business or operations is subject or any of its property or assets is bound.

         Articles of Merger shall have the meaning given to it in Section 2.2.

         Authority shall mean any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Benefit Arrangement shall mean, with respect to any Person, any material benefit arrangement that is not a Plan, including (i) any employment or consulting agreement, (ii) any arrangement providing for insurance coverage or workers' compensation benefits, (iii) any incentive bonus or deferred bonus arrangement, (iv) any arrangement providing termination allowance, severance or similar benefits, (v) any equity compensation plan, (vi) any deferred compensation plan and (vii) any compensation policy and practice.

         best efforts shall mean commercially reasonable, good faith efforts.

         Buyer shall have the meaning given in the recitals to this Agreement.

         Certificate shall have the meaning given to it in Section 2.7.

         Certificate  of Merger  shall have the  meaning  given to it in Section
2.2.

         CGCL shall mean the California General Corporation Law.

         Claim shall mean any debt, liability, obligation, loss, damage, deficiency, assessment or penalty, together with any Legal Action, pending or threatened, or any claim or judgment of whatever kind and nature relating thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing, provided that in no event shall a change in the value of Parent Common Stock give rise to or constitute a Claim.

         Closing shall have the meaning given to it in Section 1.1.

         Closing Date shall mean the date which is (a) five business days after the later to occur of (i) approval of the Acquisition Merger under the HSR Act or (ii) approval of the Acquisition Merger by the Company's stockholders, or (b) upon the agreement of the Parent and the Company, a date or successive dates subsequent thereto not later than the Termination Date.

         COBRA shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

         Code shall mean the Internal Revenue Code of 1986, as amended.

         Collateral Document shall mean any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by a Party pursuant to this Agreement or in connection with the Acquisition Merger and the Transactions.

         Company shall have the meaning given to it in the recitals of this Agreement.

         Company Common Stock shall have the meaning given it in Section 3.3.

         Company Disclosure Schedule shall mean the Company Disclosure Schedule dated as of the date of this Agreement delivered by the Company to the Parent.

         Company  Financial  Statements  shall have the  meaning  given to it in
Section 3.2.

         Company  Indemnified  Parties  shall  have the  meaning  given to it in
Section 9.2(B).

         Confidentiality Letter shall have the meaning given to it in Section 6.1(A).

         Consideration Per Share shall mean the Merger Consideration divided by the number of shares of Company Common Stock entitled pursuant to Section 2.5(A) to be converted into the right to receive the Consideration Per Share.

         Constituent Corporations shall have the meaning given to it in Section 2.1.

         Contract, Contractual Obligation shall mean, with regard to any Person, any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation set forth in the Organic Documents of such Person or which is outstanding or existing under any instrument, contract, lease or other contractual undertaking (including without limitation any instrument relating to or evidencing any Indebtedness) to which such Person is a party or by which it or any of its business is subject or property or assets is bound, to the extent that any of the foregoing is material to such Person.

         control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Convertible Securities shall mean any evidences of indebtedness, shares of capital stock (other than common stock) or other securities directly or indirectly convertible into or exchangeable for equity securities, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         Current Uses shall have the meaning given to it in Section 3.6(C).

         DGCL shall mean the Delaware General Corporation Law, as amended.

         Distribution shall mean, with respect to a Party: (a) the declaration or payment of any dividend (except dividends payable in common stock of such Party) on or in respect of any shares of any class of capital stock of such Party or any equity securities of any Subsidiary owned by a Person other than such Party or a Subsidiary, (b) the purchase, redemption or other retirement of any shares of any class of capital stock of such Party or any shares of capital stock of any Subsidiary owned by a Person other than such Party or a Subsidiary, and (c) any other distribution on or in respect of any shares of any class of capital stock of such Party or any shares of capital stock of any Subsidiary owned by a Person other than such Party or a Subsidiary.

         Effective Time shall mean the specific time on the Closing Date at which the Acquisition Merger has become effective pursuant to Delaware and California law.

         Employment Arrangement shall mean, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty
(30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical, dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust, estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment.

         Environmental  Permits  shall have the  meaning  given to it in Section
3.20 (C).

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         ERISA Affiliate shall mean any Person that is treated as a single employer under Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA.

         Event shall mean the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange Agent, Exchange Agreement and Exchange Fund shall have the meanings given to in Section 2.7.

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations shall mean, with regard to any Person, all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities that are material to such Person.

         Governmental  Entity  shall  have the  meaning  given to it in  Section
3.20A.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Guaranty or Guaranteed shall mean any agreement, undertaking or arrangement by which a Party guarantees, endorses or otherwise becomes or is liable, directly or indirectly, contingently or otherwise, upon any Indebtedness of any other Person including without limitation the payment of amounts drawn down by beneficiaries of letters of credit (other than by endorsements of negotiable instruments for deposit or collection in the ordinary course of business). The amount of the obligor's obligation under any Guaranty shall be deemed to be the outstanding amount (or maximum permitted amount, if larger) of the Indebtedness directly or indirectly guaranteed thereby (subject to any limitation set forth therein).

         Hazardous  Materials shall have the meaning given to it in Section 3.20
(A).

         Hazardous  Materials  Activities  shall have the meaning given to it in
Section 3.20 (B).

         HSR Act shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Indebtedness shall mean, with respect to a Party, (a) all items, except items of capital stock or of surplus on the consolidated balance sheet of such Party, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Party or such Subsidiary, (b) all obligations secured by any Lien to which any property or asset owned or held by such Party is subject, whether or not the obligation secured thereby shall have been assumed, and (iii) to the extent not otherwise included, all Contractual Obligations of such Party constituting capitalized leases and all obligations of such Party with respect to Leases constituting part of a sale and leaseback arrangement and off-balance sheet financings (including, without limitation, synthetic leases and other similar financing arrangements).

         Indebtedness for Borrowed Money shall mean, without duplication on a consolidated basis with its Subsidiaries, all indebtedness of the Company (without regard to the above definition of Indebtedness) for or under any of the following: (i) borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) the deferred purchase price for purchases of property (other than trade payables which are not overdue by more than 90 days), (iii) any conditional sale or other title retention agreement with respect to property acquired, (iv) all off-balance sheet financings including, without limitation, synthetic leases and other similar financing arrangements, and excluding the operating leases described in Note 9 to the most recent audited financial statements forming part of the Company Financial Statements, (v) any payment obligations in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables), (vi) any liability with respect to interest rate swaps, collars, caps and similar obligation, (vii) any debt paid or prepaid since the date of this Agreement, which payment or prepayment is a breach of the representations and warranties set forth in Section 3.18(A)(iii)(d), (viii) any accrued and unpaid interest or other charges (including any contractual prepayment premiums, penalties or similar charges resulting from the transactions contemplated hereby or the discharge of such obligations) with respect to any of the foregoing, and (ix) all costs or expenses incurred by the Company in connection with the transactions contemplated hereby, including legal fees and disbursements, and any other payments to any broker, finders, agents or similar intermediary, which have not been paid on or before the Closing, to the extent that the Company at the Effective Time does not have on hand cash or cash equivalents in an amount sufficient to pay such costs and expenses.

         Injunction shall have the meaning given to it in Section 7.1.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means.

         Intellectual Property means all (a) patents, patent applications, patent disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, tradenames, and corporate names and registrations and applications  for registration  thereof,  (c) copyrights and  registrations  and applications  for registration  thereof,  (d) mask works and  registrations  and
applications  for  registration  thereof,  (e)  computer  software,   data,  and
documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposal, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium.

         knowledge  of  a  Party  means  actual   knowledge   after   reasonable
investigation (or what such party would have known if reasonable investigation had been made).

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ or any Authority, domestic or foreign; (b) the common law, or other legal or quasi-legal precedent; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease or sublease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean any litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority, or suits, at law or in arbitration, equity or admiralty commenced by any Person, whether or not purported to be brought on behalf of a party hereto affecting such party or any of such party's business, property or assets.

         Lien shall mean any of the following: mortgage; lien (statutory or other); preference, priority or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, variance, reservation or limitation, right of way, zoning restriction, building or use restriction, encroachment, and the like except utility and similar easements which do not interfere in any material respect with the use of the property involved or which materially reduces the fair market value of such property); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing lease involving substantially the same economic effect as any of the foregoing; the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; restriction on sale, transfer, assignment, disposition, Lease or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         material or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement or Material Commitment shall mean, with respect to a Party, any Contractual Obligation which (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involves the purchase, sale or lease of goods or materials or performance of services aggregating more than Fifty Thousand Dollars ($50,000),
(ii) extends for more than three (3) months, or (iii) is not terminable on thirty (30) days or less notice without penalty or other payment, (c) involves Indebtedness for money borrowed in excess of Fifty Thousand Dollars ($50,000),
(d) is or otherwise constitutes a written agency, dealer, license, distributorship, sales representative or similar written agreement, or (e) would account for more than ten percent (10%) of purchases or sales projected to be made by such Party during its current fiscal year.

         Merger Consideration shall mean Twenty Three Million Seven Hundred and Fifty Thousand Dollars ($23,750,000) minus the Company's Indebtedness for Borrowed Money at the Effective Time.

         Merger Subsidiary shall have the meaning given to it in the recitals of this Agreement.

         Merger Subsidiary Common Stock shall mean the common stock, par value $1.00 per share, of the Merger Subsidiary.

         Multiemployer Plan shall mean a "multiemployer plan" within the meaning of Section 4001(a)3 of ERISA.

         Option Securities shall mean all rights, options and warrants, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock or Convertible Securities, whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         Organic Document shall mean, (a) with respect to a Person which is a corporation, its charter, its by-laws and all Company agreements, voting trusts and similar arrangements applicable to any of its capital stock, (b) with respect to a Person which is a partnership, its agreement and certificate of partnership, any agreements among partners, and any management and similar agreements between the partnership and any general partners (or any Affiliate thereof), and (c) with respect to a Person which is a limited liability company, its certificate of organization and operating agreement, any agreements among members, and any management and similar agreements between the limited liability company and any members (or any Affiliate thereof).

         Other Transaction shall mean a transaction or series of related transactions (other than the Acquisition Merger) resulting in (a) any change in control of the Company, (b) any merger or consolidation of the Company or any Subsidiary, regardless of which is the surviving Entity, (c) any tender offer or exchange offer for, or any acquisition of, any securities of the Company, or (d) any sale or other disposition of assets of the Company or any Subsidiary not otherwise permitted under Section 3.18 hereof.

         Parent shall have the meaning given to it in the recitals of this Agreement.

         Parent Common Stock shall have the meaning given to it in Section 4.3.

         Parent Disclosure Schedule shall mean the disclosure schedule dated as of the date of this Agreement delivered by the Parent to the Company.

         Parent  Indemnified  Parties  shall  have  the  meaning  given to it in
Section 9.2(A).

         Party shall mean a signatory to this Agreement.

         Person shall mean any natural individual or any Entity.

         Plan shall mean, with respect to a Party and at a particular time, any employee benefit plan which is covered by ERISA and in respect of which such Party is an "employer" as defined in Section 3(5) of ERISA, other than a Multiemployer Plan.

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to agreements, leases, contracts, patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

         Proxy Statement shall have the meaning given to it in Section 6.3.

         Purchase Price shall have the meaning given to it in Section 2.5.

         Representatives (of a Party) shall mean the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources, and other representatives (of such Party or its Affiliates).

         Required  Regulatory  Approvals  shall have the meaning  given to it in
Section 7.1.

         Stockholders shall have the meaning given to it in the recitals of this Agreement.

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Superior Proposal shall have the meaning given to it in Section 6.7.


         Surviving  Corporation  shall have the  meaning  given to it in Section
2.1.

         Surviving Corporation Common Stock shall mean the common stock of the Surviving Corporation as provided in Section 2.5(B).

         Tax (and "Taxable", which shall mean subject to Tax), shall mean, with respect to a Party, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Party, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Party with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Party for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         Termination Date shall mean September 30, 1998.

         Transactions shall mean the other transactions contemplated by this Agreement or the Acquisition Merger or by any Collateral Document executed or required to be executed in connection herewith or therewith.

         IN WITNESS WHEREOF, the Parent, the Merger Subsidiary, the Company and the Stockholders have caused this Agreement to be executed as of the date first written above.


                            DESA INTERNATIONAL, INC.


                              By: /s/ Robert H. Elman
                                  Chairman, President or VP


                              By: /s/ Edward G. Patrick
                                  Secretary or Assistant Secretary


                            FMI ACQUISITION, INC.


                              By: /s/ Adam Suttin
                                  Chairman, President or VP

                              By: /s/ Adam Suttin
                                  Secretary or Assistant Secretary


                            FIREPLACE MANUFACTURERS, INC.


                              By: /s/ Willard P. Harris
                                  Chairman, President or VP

                              By: /s/ John D. Hornsby
                                  Secretary or Assistant Secretary


                            STOCKHOLDERS


                            /s/ Willard P. Harris, Jr.
                            Name: Willard V. Harris, Jr.

                            /s/ Willard P. Harris
                            Name: Willard P. Harris

                            /s/ Benjamin C. Harris
                            Name: Benjamin C. Harris

                            /s/ John D. Hornsby
                            Name: John D. Hornsby

                                    EXHIBITS


Exhibit A -       Voting and Option Agreement

Exhibit B -       Non-competition agreements

Exhibit C -       Matters to be addressed in Company counsel opinion

Exhibit D -       Form of Employment Agreement

Exhibit E -       Form of Lease amendment under Section 9.2(C)

Exhibit F -       Phase One Environmental Site Assessment, draft dated
                  May 1, 1998, by Dames & Moore

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                                    SCHEDULES


Company Disclosure Schedule

Parent Disclosure Schedule

                                       62